Exhibit 3.2

Canada Business Corporations Act (CBCA) FORM 4 ARTICLES OF AMENDMENT (Sections 27 or 177) 1 – Corporate name KLOX TECHNOLOGIES INC. / TECHNOLOGIES KLOX INC. 2 – Corporation number _6_|_8_|_8_|_6_|_0_|_8_| |_6_ 3 – The articles are amended as follows: (Please note that more than one section can be filled out) A: The corporation changes its name to: B: The corporation changes the province or territory in Canada where the registered office is situated to: To complete the change, a Form 3 - Change of Registered Office Address must accompany the Articles of Amendment. C: The corporation changes the minimum and/or maximum number of directors to: (For a fixed number of directors, please indicate the same number in both the minimum and maximum options). Minimum number Maximum number D: Other changes: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) Please specify. Subdivide the total number of common shares on the basis of one and one third (1 1/3) fully paid common shares for every common share outstanding with any fractions resulting therefrom to a holder of common shares being rounded down to the nearest whole number of common shares. 4 – Declaration I hereby certify that I am a director or an authorized officer of the corporation. Signature: Print name: MARIANO RODRIGUEZ Telephone number: Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

Certificate of Amendment Certificat de modification Canada Business Corporations Act Loi canadienne sur les sociétés par actions Klox Technologies Inc. Technologies Klox inc. Corporate name / Dénomination sociale 688608-6 Corporation number / Numéro de société I HEREBY CERTIFY that the articles of the JE CERTIFIE que les statuts de la société above-named corporation are amended under susmentionnée sont modifiés aux termes de section 178 of the Canada Business l’article 178 de la Loi canadienne sur les Corporations Act as set out in the attached sociétés par actions, tel qu’il est indiqué dans les articles of amendment. clauses modificatrices ci-jointes. Virginie Ethier Director / Directeur 2015-03-12 Date of Amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ)

Form 4 Formulaire 4 Articles of Amendment Clauses modificatrices Canada Business Corporations Act Loi canadienne sur les sociétés par (CBCA) (s. 27 or 177) actions (LCSA) (art. 27 ou 177) 1 Corporate name Dénomination sociale Klox Technologies Inc. Technologies Klox inc. 2 Corporation number Numéro de la société 688608-6 3 The articles are amended as follows Les statuts sont modifiés de la façon suivante See attached schedule / Voir l’annexe ci-jointe 4 Declaration: I certify that I am a director or an officer of the corporation. Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société. Original signed by / Original signé¨¦ par MARIANO RODRIGUEZ MARIANO RODRIGUEZ 866-653-5569 Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA). Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA). You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049. Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Schedule / Annexe

Amendment Schedules / Annexes - Modification

Subdivide the total number of common shares on the basis of one and one third (1 1/3) fully paid common shares for every common share outstanding with any fractions resulting therefrom to a holder of common shares being rounded down to the nearest whole number of common shares.

Canada Business Corporations Act (CBCA) FORM 4 ARTICLES OF AMENDMENT (Sections 27 or 177) 1 – Corporate name KLOX TECHNOLOGIES INC. / TECHNOLOGIES KLOX INC. 2 – Corporation number _6_|_8_|_8_|_6_|_0_|_8_| |_6_ 3 – The articles are amended as follows: (Please note that more than one section can be filled out) A: The corporation changes its name to: B: The corporation changes the province or territory in Canada where the registered office is situated to: To complete the change, a Form 3 - Change of Registered Office Address must accompany the Articles of Amendment. C: The corporation changes the minimum and/or maximum number of directors to: (For a fixed number of directors, please indicate the same number in both the minimum and maximum options). Minimum number Maximum number D: Other changes: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) Please specify. See Schedule A annexed hereto. The annexed Schedule A is incorporated in this form. 4 – Declaration I hereby certify that I am a director or an authorized officer of the corporation. Signature: Print name: MARIANO RODRIGUEZ Telephone number: Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

SCHEDULE A

ARTICLES OF AMENDMENT

OF

KLOX TECHNOLOGIES INC.

The articles of the Corporation are amended as follows, effective in the order set forth below and in any event prior to the closing of the initial public offering of common shares of the Corporation (the “Offering”):

1.	By removing the restrictions on share transfers set forth in Sections 4 and 7 of the articles of incorporation of the Corporation, as amended from time to time;

2.	By deleting the Class A preferred shares as a class, the Class B preferred shares as a class, the Class C preferred shares as a class and the Class D preferred shares as a class;

3.	By re-designating the existing Common Shares of the Corporation (the “Existing Common Shares”) as common shares and by replacing the rights, privileges, restrictions and conditions attaching to the Existing Common Shares by the rights, privileges, restrictions and conditions as described in the attached Schedule I which will form part of these articles of amendment; and
4.	By creating an unlimited number of preferred shares having the rights, privileges, restrictions and conditions as described in the attached Schedule I.

For greater certainty, immediately following the issuance of the certificate of amendment in respect of these articles, the authorized share capital of the Corporation shall consist of an unlimited number of common shares and an unlimited number of preferred shares, each having the rights, privileges, restrictions and conditions as described in the attached Schedule I.

5.	By authorising the directors to appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

SCHEDULE I

Description of Share Capital

The authorized share capital of the Corporation shall consist of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series, all without par value, having the following rights, privileges, restrictions and conditions.

1.	COMMON SHARES

1.1.	Voting right. The holders of common shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat on the basis of one vote per common share, with the exception of meetings at which only holders of other classes of shares are entitled to vote.

1.2.	Class vote. The holders of common shares shall not be entitled to vote separately or as a class in respect of a proposal to amend the articles of the Corporation pursuant to subsections 176(1)(a), (b) and (e) of the Canada Business Corporations Act (the “Act”), or any successor provisions.

1.3.	Dividend. Subject to the rights, privileges, restrictions and conditions attaching to the preferred shares, the holders of common shares shall be entitled to receive non-cumulative dividends if, as and when declared by the directors of the Corporation out of the monies of the Corporation legally available for the payment of dividends, the amount of which the directors, in their absolute discretion, may from time to time or at any time determine. Dividends declared on the common shares will be payable in lawful money of Canada.

1.4.	Liquidation. Subject to the rights, privileges, restrictions and conditions attaching to the preferred shares, any residual assets of the Corporation in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs shall be distributed rateably among the holders of common shares.

2.	PREFERRED SHARES

2.1.	Issuance in series. Subject to the filing of Articles of Amendment in accordance with the Act, the board of directors may at any time and from time to time issue the preferred shares in one or more series, each series to consist of such number of shares as may, before the issuance thereof, be determined by the board of directors.

2.2.

Terms of each series of preferred shares. Subject to the filing of Articles of Amendment in accordance with the Act, the board of directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attaching to each series of preferred shares including, without limitation, voting rights, dividend rights (including whether such dividends be preferential, cumulative or non-cumulative), redemption and retraction rights, conversion rights and participation rights in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs.

2.3.	Priority. The preferred shares shall be entitled to priority over the common shares with respect to priority in the payment of dividends, the return of capital and the distribution of assets in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs.

2.4.	Class vote. The holders of preferred shares shall not be entitled to vote separately or as a class in respect of a proposal to amend the articles of the Corporation pursuant to subsections 176(1)(a), (b) and (e) of the Act, or any successor provisions.

Canada Business Corporations Act (CBCA) FORM 7 RESTATED ARTICLES OF INCORPORATION (Section 180) 1 – Corporate name KLOX TECHNOLOGIES INC. / TECHNOLOGIES KLOX INC. 2 – Corporation number _6_|_8_|_8_|_6_|_0_|_8_| - |_6_ 3 – The province or territory in Canada where the registered office is situated (do not indicate the full address) Quebec 4 – The classes and any maximum number of shares that the corporation is authorized to issue See Schedule 1 annexed hereto. 5 – Restrictions, if any, on share transfers None 6 – Minimum and maximum number of directors (for a fixed number of directors, please indicate the same number in both boxes) Minimum number Maximum number 7 – Restrictions, if any, on the business the corporation may carry on N/A 8 – Other provisions, if any None 9 – Declaration I hereby certify that I am a director or an authorized officer of the corporation and that these restated articles of incorporation correctly set out, without substantive change, the corresponding provisions of the articles of incorporation as amended and supersede the original articles of incorporation. Signature: Print name: MARIANO RODRIGUEZ Telephone number: Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

SCHEDULE I

Description of Share Capital

The authorized share capital of the Corporation shall consist of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series, all without par value, having the following rights, privileges, restrictions and conditions.

1.	COMMON SHARES

1.1.	Voting right. The holders of common shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat on the basis of one vote per common share, with the exception of meetings at which only holders of other classes of shares are entitled to vote.

1.2.	Class vote. The holders of common shares shall not be entitled to vote separately or as a class in respect of a proposal to amend the articles of the Corporation pursuant to subsections 176(1)(a), (b) and (e) of the Canada Business Corporations Act (the “Act”), or any successor provisions.

1.3.	Dividend. Subject to the rights, privileges, restrictions and conditions attaching to the preferred shares, the holders of common shares shall be entitled to receive non-cumulative dividends if, as and when declared by the directors of the Corporation out of the monies of the Corporation legally available for the payment of dividends, the amount of which the directors, in their absolute discretion, may from time to time or at any time determine. Dividends declared on the common shares will be payable in lawful money of Canada.

1.4.	Liquidation. Subject to the rights, privileges, restrictions and conditions attaching to the preferred shares, any residual assets of the Corporation in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs shall be distributed rateably among the holders of common shares.

2.	PREFERRED SHARES

2.1.	Issuance in series. Subject to the filing of Articles of Amendment in accordance with the Act, the board of directors may at any time and from time to time issue the preferred shares in one or more series, each series to consist of such number of shares as may, before the issuance thereof, be determined by the board of directors.

2.2.

Terms of each series of preferred shares. Subject to the filing of Articles of Amendment in accordance with the Act, the board of directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attaching to each series of preferred shares including, without limitation, voting rights, dividend rights (including whether such dividends be preferential, cumulative or non-cumulative), redemption and retraction rights, conversion rights and participation rights in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs.

2.3.	Priority. The preferred shares shall be entitled to priority over the common shares with respect to priority in the payment of dividends, the return of capital and the distribution of assets in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs.

2.4.	Class vote. The holders of preferred shares shall not be entitled to vote separately or as a class in respect of a proposal to amend the articles of the Corporation pursuant to subsections 176(1)(a), (b) and (e) of the Act, or any successor provisions.